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                                                                    EXHIBIT 99.1

                             [LETTERHEAD OF VENTAS]



                                                        Contact: Debra A. Cafaro
                                                        President and CEO
                                                        (502) 357-9000


             VENTAS NAMES SHELI Z. ROSENBERG TO BOARD OF DIRECTORS;
           VENTAS TO APPEAR AT WARBURG HEALTHCARE SERVICES CONFERENCE;
                   VENTAS ANNOUNCES TAX TREATMENT OF DIVIDENDS

LOUISVILLE, KY (January 30, 2001) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that Sheli Z. Rosenberg, Vice Chairman of Chicago-based Equity Group Investments Inc., has been elected to its board of directors.

     Rosenberg, 58, has held a number of senior positions with Equity Group -- a privately held investment company -- for more than 20 years and has been instrumental in the company's growth and success. In the mid-1990s, Equity Group converted its private real estate portfolio into three publicly traded REITs, which are now among the nation's largest and most well-respected owners of apartments, offices and manufactured home communities: Equity Residential Properties Trust, Equity Office Properties Trust, and Manufactured Home Communities. Rosenberg has served continuously as a board member of each of those companies since their initial public offerings.

     Rosenberg is also a board member of Dynegy Inc., Cendant Corp., CVS Corp., Anixter International Inc., and Capital Trust. She additionally sits on the boards of The Chicago Network, National Partnership of Women and Families, Women's Issues Network Foundation, and Rush Presbyterian-St. Luke's Medical Center.

     "Sheli Rosenberg has a distinguished record of achievement, excellence and integrity. Ventas will benefit greatly from her valuable experience and perspective as we begin to implement our strategic business plan," Ventas President and CEO Debra A. Cafaro said. "Sheli's appointment is consistent with our goal of building around our strong core of current directors to develop a board of directors that is knowledgeable and committed to our shareholders."

VENTAS TO APPEAR AT WARBURG HEALTHCARE SERVICES CONFERENCE

     Ventas announced today that it will participate in the UBS Warburg Global Healthcare Services Conference, which will be held in New York City on February 5-8. Ventas is scheduled to make its presentation on February 6 at 11 am EST.



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     Shareholders and other members of the public will be able to listen in to the conference live by dialing 719.457.2605 or 888.515.2781. A recording of the session will also be available by calling 402.220.0705 or 877.803.5524. The recorded line will be available for up to four weeks after the conference.

TAX TREATMENT OF DIVIDENDS

     Ventas also said today that the common stock dividends it paid or declared in 2000, including those paid in January 2001 to shareholders of record December 30, 2000, qualify to be treated as ordinary income in 2000, in accord with Internal Revenue Code Section 857 governing REITs. Shareholders are encouraged to consult with their personal tax advisors as to their specific tax treatment of the Ventas dividends.

     Ventas is a real estate investment trust whose properties include 45 hospitals, 216 nursing centers, and eight personal care facilities operating in 36 states.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the treatment of the Company's claims in the chapter 11 cases of its primary tenant, Vencor, Inc. and certain of its affiliates (collectively referred to in this paragraph as "Vencor"), as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the agreements the Company and Vencor entered into in connection with the 1998 spin off by the Company of Vencor (the "1998 Spin Off"), including, without limitation, the obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off, (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company,
(h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) the results of the settlement discussions Vencor and the Company have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete,(l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due,
(m) the ability and willingness of the Company to maintain its qualification as a real estate investment trust due to economic, market, legal, tax or other considerations, and (n) final determination of the Company's taxable net income for 2000. Many of such factors are beyond the control of the Company and its management